                                                                    EXHIBIT 11.1


                     CABLE DESIGN TECHNOLOGIES CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                 YEAR ENDED JULY 31,
                                                        -------------------------------------
                                                            1997         1996        1995
                                                        -----------  -----------  -----------
Primary:
Income before extraordinary items                       $    36,035  $    15,881  $    14,713
Extraordinary loss                                             ----         (596)        ----
                                                        -----------  -----------  -----------
Net income                                              $    36,035  $    15,285  $    14,713
                                                        ===========  ===========  ===========

Average number of shares of common stock outstanding     18,398,435   15,977,339   14,582,915
Assumed exercise of stock options and warrants            2,193,420    2,649,453    2,499,635
                                                        -----------  -----------  -----------
Total shares                                             20,591,855   18,626,792   17,082,550
                                                        ===========  ===========  ===========

Primary earnings before extraordinary items
  per common share                                      $      1.75  $      0.85  $      0.86
Primary loss from extraordinary items                          ----        (0.03)        ----
                                                        -----------  -----------  -----------
Primary earnings per common share                       $      1.75  $      0.82  $      0.86

                                                                  YEAR ENDED JULY 31,
                                                        -------------------------------------
                                                             1997        1996        1995
                                                        -----------  -----------  -----------
Fully Diluted:
Income before extraordinary items                       $    36,035  $    15,881  $    14,713
Extraordinary loss                                             ----         (596)        ----
                                                        -----------  -----------  -----------
Net income                                              $    36,035  $    15,285  $    14,713
                                                        ===========  ===========  ===========

Average number of shares of common stock outstanding     18,398,435   15,977,339   14,582,915
Assumed exercise of stock options and warrants            2,306,343    2,649,453    2,589,933
                                                        -----------  -----------  -----------
Total shares                                             20,704,778   18,626,792   17,172,848
                                                        ===========  ===========  ===========

Fully Diluted earnings before extraordinary items
  per common share                                      $      1.74  $      0.85  $      0.86
Fully Diluted loss from extraordinary items                    ----        (0.03)        ----
                                                        -----------  -----------  -----------
Fully Diluted earnings per common share                 $      1.74  $      0.82  $      0.86